Exhibit 10.3.1

ADDENDUM NO. 1
TO
AMENDED AND RESTATED SERVICES AGREEMENT
This Addendum No. 1 is made and entered into as of the 1st day of November, 2017, and amends the Amended and Restated Services Agreement (“Agreement”), effective October 1, 2016, by and among Watford Insurance Company, Arch Underwriters Inc. and, solely for the limited purposes set forth in Sections 2.08, 9.02(a)(iii), 12.07, and 12.14 of the Agreement, HPS Investment Partners, LLC.
NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and in the Agreement, the parties, intending to be bound in contract, hereby agree as follows:
1.In Section 1. Definitions of Exhibit C Fee Schedule, in the definition of Seconded Employees Expenses, the definition of factor “B” is amended as follows:
B = the percentage of such Seconded Employee’s time dedicated to the provision of Insurance Services (as that term is defined in the Employees Leasing Agreement) pursuant to the Employees Leasing Agreement in respect of insurance contracts (but not in respect of Proportional or Excess of Loss Reinsurance Contracts) during such period of time; and
2.In Section 2. AUI Fees of Exhibit C Fee Schedule Paragraph (a) Underwriting Fee is amended as follows:
Underwriting Fee. So long as any Covered Business remains in force (including any Renewals thereof (other than Excluded Business) actually written by the Company during the three-year period following the date of termination or expiration of this Agreement as contemplated in clause (a) of the Schedule of Post-Termination Obligations), AUI shall be entitled to receive (by way of deduction from the Claims Account pursuant to Section 2.09(a) of the Agreement) each quarter in respect of all Covered Business an underwriting fee (the “Underwriting Fee”) equal to (i) as respects insurance and Proportional Reinsurance Contracts, 3.00% of the product of Gross Earned Premium and (1 minus the weighted average Ceded Percentage under the ARC Quota Share Reinsurance Agreement for such contracts for such quarter), and (ii) as respects Excess of Loss Reinsurance Contracts, 12.00% of the product of Gross Earned Premium and (1 minus the weighted average Ceded Percentage under the ARC Quota Share Reinsurance Agreement for such contracts for such quarter).
The terms shall be fair and reasonable.

IN WITNESS WHEREOF, the parties hereto have executed this Addendum No. 1 as of the day and year first above written.

WATFORD INSURANCE COMPANY

By:	/s/ Alexandre Scherer
Name: Alexandre Scherer
Title: President & CEO

ARCH UNDERWRITERS INC

By:	/s/ Kenneth J. Vivian
Name: Kenneth J. Vivian
Title: President & CEO

Solely for the limited purposes set forth in Sections 2.08, 9.02(a)(iii), 12.07, and 12.13 of the Agreement:

HPS INVESTMENT PARTNERS, LLC

By:	/s/ Faith Rosenfeld
Name: Faith Rosenfeld
Title: Chief Administrative Officer